UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 18, 2015

PEER TO PEER NETWORK
(Exact name of registrant as specified in its charter)

Nevada	001-33968	45-4928294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2360 Corporate Circle, Suite 400, Henderson, NV	89074-772
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(702) 608-7360

n/a
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 18, 2015, the Company entered into an Unlimited Services Agreement with Code2Action, Inc. (C2A) pursuant to which C2A will provide to the Company a white labeled version of C2A’s existing web-based SMS management interface.  The Company shall pay C2A $100,000 per year and additional fees based on SMS messaging use.

ITEM 5.03   AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On January 12, 2016 the Company filed two certificates of amendment to our articles of incorporation with the Nevada Secretary of State to (i) change our name to “Mobicard Inc.” and (ii) to affect a 1:400 reverse stock split of our common stock.

ITEM 5.07   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

A majority of our stockholder by written consent approved the name change on December 15, 2015 and the reverse stock split on September 9, 2015.

ITEM 8.01   OTHER EVENTS

The Company is processing the name change and reverse stock split with the Financial Industry Regulatory Authority (FINRA) and is working to obtain a new quotation symbol on OTCQB. The Company will not be issuing new stock certificates to reflect the Name Change unless and until a stock transfer or other event occurs that necessitates a new stock certificate; no further action is required to be taken by any stockholder. All fractional shares will be rounded up in the reverse stock split.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

3.1	Certificate of Amendment for name change
3.2	Certificate of Amendment for reverse stock split
10.1	Unlimited Services Agreement

PEER TO PEER NETWORK

/s/ Christopher Esposito
Christopher Esposito
Chief Executive Officer

Date:	January 14, 2016